UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2023 (August 1, 2023)

Allurion Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Huron Drive

Natick, MA 01760

(Address of principal executive offices)

(508) 647-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Redeemable Warrants, each exercisable for 1.420455 shares of Common Stock for $8.10 per share	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 1, 2023, Compute Health Acquisition Corp. (“Compute Health”) determined to cancel its special meeting of stockholders (the “Extension Meeting”) that was originally scheduled for August 1, 2023 and postponed until August 3, 2023, and to withdraw from consideration by the stockholders of Compute Health the proposals set forth in Compute Health’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on July 13, 2023.

As a result of the cancellation of the Extension Meeting, Compute Health will not complete the redemption of shares of Class A common stock submitted in connection with the Extension Amendment for the pro rata portion of the amounts held in the trust account established at the consummation of Compute Health’s initial public offering. Any shares of Class A common stock already submitted for redemption will be returned to stockholders promptly.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Compute Health under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allurion Technologies, Inc.

By:	/s/ Chris Geberth
Name:	Chris Geberth
Title:	Chief Financial Officer

Dated: August 1, 2023